U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 3, 2002

PAYPAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49603

(Commission File Number)

77-0510487

(I.R.S. Employer Identification Number)

303 Bryant Street,

Mountain View, California 94041

(Address of Principal Executive Offices)

(Zip Code)

(650) 864-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT.

                On October 3, 2002, holders of a majority of the common stock of  PayPal, Inc., a Delaware corporation (“PayPal”), approved a proposed merger (the “Merger”) of Vaquita Acquisition Corp., a Delaware corporation and wholly owned subsidiary of eBay Inc. (“eBay”) with and into PayPal.  The Merger was completed later that day.  As a result of the Merger, PayPal became a wholly-owned subsidiary of eBay.  In the Merger, each issued and outstanding share of PayPal common stock, par value $0.001 per share, was converted into, and became exchangeable for, 0.39 of a share (the “Exchange Ratio”) of common stock, par value $0.001 per share, of eBay.  In addition, eBay assumed all options outstanding under the PayPal stock option plans, in a number adjusted to reflect the Exchange Ratio.  A copy of eBay’s press release is attached hereto as Exhibit 99.1.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 3, 2002		PayPal, Inc.

	By:	/s/ Roelof F. Botha
Name: Roelof F. Botha
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit Description

99.1	Press Release dated October 3, 2002.